                                                                    EXHIBIT 99.4

                                 OFFER TO EXCHANGE
                    8 3/8% SENIOR NOTES DUE APRIL 15, 2012,
           WHICH ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933,
                          FOR ANY AND ALL OUTSTANDING
                    8 3/8% SENIOR NOTES DUE APRIL 15, 2012,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                       OF
                             BEAZER HOMES USA, INC.
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      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
           , 2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR
           TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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TO OUR CLIENTS:

    We are enclosing herewith a Prospectus, dated             , 2002 (the
"Prospectus"), of Beazer Homes USA, Inc., a Delaware corporation (the "Issuer"), and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer") relating to the offer by the Issuer to exchange its 8 3/8% Senior Notes due April 15, 2012, which have been registered under the Securities Act of 1933 (the "New Notes"), for a like principal amount of its issued and outstanding 8 3/8% Senior Notes due April 15, 2012, which are not registered under the Securities Act of 1933 (the "Original Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

    The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

    We are the holder of record of Original Notes held by us for your own account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

    We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

    Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Issuer that (i) any New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business, (ii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act of 1933) of New Notes to be received in the Exchange Offer in violation of the provisions of the Securities Act of 1933, (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act of 1933) of the Issuer or any of its subsidiaries, or, if the holder is an affiliate, the holder will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable, (iv) if the holder is not a Broker-Dealer, the holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act of 1933) of such New Notes and (v) if the holder is a Broker-Dealer that received New Notes for its own account in the Exchange Offer, where such Original Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, such Broker-Dealer will deliver a Prospectus in connection with any resale of such New Notes (by so acknowledging and delivering a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such New Notes, the holder is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933).

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

    The undersigned hereby acknowledges receipt of the Prospectus and the accompanying Letter of Transmittal relating to the exchange of the Issuer's
8 3/8% Senior Notes due April 15, 2012, which have been registered under the Securities Act of 1933 (the "New Notes"), for a like principal amount of issued and outstanding 8 3/8% Senior Notes due April 15, 2012 (the "Original Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

    The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in an amount):

        $            of the 8 3/8% Senior Notes due April 15, 2012

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

/ / To tender the following Original Notes held by you for the account of the undersigned (INSERT AMOUNT OF ORIGINAL NOTES
           TO BE TENDERED (IF ANY)):

           $            of the 8 3/8% Senior Notes due April 15, 2012
/ /        Not to tender any Original Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that
(i) any New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business, (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act of 1933) of New Notes to be received in the Exchange Offer in violation of the provisions of the Security Act of 1933,
(iii) the undersigned is not an "affiliate" (as defined in Rule 405 under the Securities Act of 1933) of the Issuer or any of its subsidiaries, or, if the undersigned is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable, (iv) if the undersigned is not a Broker-Dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act of 1933) of such New Notes and (v) if the undersigned is a Broker-Dealer that received New Notes for its own account in the Exchange Offer, where such Original Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, such Broker-Dealer will deliver a Prospectus in connection with any resale of such New Notes (by so acknowledging and delivering a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933).

Name of beneficial owner(s):
Signature(s):
Name(s) (please print):
Address:
Telephone Number:
Taxpayer Identification or Social Security Number:
Date: